EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Experts” and the use of our report for the fiscal year ended December 31, 2018, which includes an explanatory paragraph regarding the Company’s ability to continue as a going concern, on the consolidated financial statements of PotNetwork Holdings, Inc. which appears in this Registration Statement on Form S-1.

/s/Yusufali Musaji, CPA

Managing Partner

Yusufali & Associates, LLC

PCAOB registration #3313